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                                                                 EXHIBIT (a)(3)

LAZARD FRERES & CO. LLC
30 ROCKEFELLER PLAZA
NEW YORK, NEW YORK 10020

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                             ALEXANDER & ALEXANDER
                                 SERVICES INC.
                                      AT
                             $17.50 NET PER SHARE
                                      BY
                         SUBSIDIARY CORPORATION, INC.
                         A WHOLLY OWNED SUBSIDIARY OF
                                AON CORPORATION

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                THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY 14, 1997,
                         UNLESS THE OFFER IS EXTENDED.

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                                                              December 16, 1996

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We have been appointed by Subsidiary Corporation, Inc., a Maryland corporation (the "Offeror") and a wholly owned subsidiary of Aon Corporation, a Delaware corporation ("Parent"), to act as Dealer Manager in connection with the Offeror's offer to purchase all outstanding shares of Common Stock, par value $1.00 per share, of Alexander & Alexander Services Inc., a Maryland corporation (the "Company"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of June 11, 1987, between the Company and First Chicago Trust Company of New York, formerly Morgan Shareholder Services Trust Company, as Rights Agent, as amended (collectively, the "Shares"), at a purchase price of $17.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 16, 1996 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of December 11, 1996, among the Parent, the Offeror and the Company (the "Merger Agreement"). Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  No offer is being made to purchase the Company's Class A Common Stock, par value $.00001 per share ("Class A Common Stock"), Class C Common Stock, par value $1.00 per share ("Class C Common Stock"), $3.625 Series A Convertible Preferred Stock, par value $1.00 per share, or 8% Series B Cumulative Convertible Preferred Stock, par value $1.00 per share ("Series B Preferred Stock"), or the Class 1 Special Shares (the "RSC Shares") of Reed Stenhouse Companies Limited, a subsidiary of the Company organized under the laws
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of Canada, related to the Class A Common Stock, or the Dividend Shares (the
"Dividend Shares") of Alexander & Alexander Services UK plc, a subsidiary of the Company organized under the laws of Scotland, related to the Class C Common Stock. To participate in the Offer, holders of the RSC Shares must request retraction of the RSC Shares for Shares and then tender the Shares received upon retraction pursuant to the Offer. To participate in the Offer, holders of Class C Common Stock must request the conversion of the Class C Common Stock into Shares and then tender the Shares received upon conversion pursuant to the Offer.

  Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

  Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

    1. The Offer to Purchase, dated December 16, 1996.

    2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

    3. A letter to stockholders of the Company from Frank G. Zarb, the Chairman, President and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to the stockholders of the Company.

    4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

    5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name, with space provided for obtaining such clients' instructions with regard to the Offer.

    6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

    7. A return envelope addressed to the Depositary.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY 14, 1997, UNLESS THE OFFER IS EXTENDED.

  Please note the following:

    1. The tender price is $17.50 per Share, net to the seller in cash without interest.

    2. The Offer is being made for all of the outstanding Shares.

    3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, January 14, 1997, unless the Offer is extended.

    4. The Offer is conditioned upon, among other things, there being validly tendered prior to the expiration of the Offer and not withdrawn a number of Shares which would constitute at least a majority of the combined voting power of the Shares, the Class A Common Stock and Class C Common Stock (assuming the exercise of all options to purchase, and the conversion or exchange of all securities convertible or exchangeable into, Shares outstanding at the expiration date of the Offer, other than the conversion of the Series B Preferred Stock). The Offer is also subject to the other terms and conditions contained in the Offer to Purchase.

    5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

  In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or, in the case of a book-entry

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transfer, an Agent's Message (as defined in the Offer to Purchase) or other required documents should be sent to the Depositary and (ii) Certificates representing the tendered Shares or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) should be delivered to the Depositary in accordance with the instructions set forth in the Offer.

  If holders of Shares wish to tender, but it is impracticable for them to forward their Certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in
Section 3 of the Offer to Purchase.

  Neither the Offeror, the Parent nor any officer, director, stockholder, agent or other representative of the Offeror will pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Offeror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Offeror will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Offer should be addressed to Georgeson & Company Inc., the Information Agent for the Offer, at Wall Street Plaza, New York, New York 10005, (212) 440-9800 or Lazard Freres & Co. LLC, the Dealer Manager for the Offer, at 30 Rockefeller Plaza, New York, New York 10020, (212) 632-6717.

  Requests for copies of the enclosed materials may be directed to the Information Agent at the above address and telephone number.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PARENT, THE OFFEROR, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.


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